EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "Agreement") is dated as of June ___, 1997 and made by and among CRC Holdings, Corp., a Delaware corporation (the "Holding Company"), CEPI Holdings, Inc., a Delaware corporation (the "Company"), and D. Dale Wood ("Employee").

      WHEREAS, the Holding Company and the Company have been recently created and organized in connection with a proposed transaction (the "Proposed Transaction") in which Employee, Natural Gas Partners IV, L.P., a Delaware limited partnership ("NGP"), and Equus II Incorporated, a Delaware corporation ("Equus"), will each purchase shares of the Holding Company's common stock, par value $.01 per share ("Common Stock") with the proceeds of such investments to be used to make an investment in the Company, which the Company will use, together with other available funds, to acquire substantially all of the assets and the business of CRC-Evans Pipeline International, Inc. and affiliated companies (the "Acquired Companies");

      WHEREAS, Employee has had a previous association with the Acquired Companies (either as an employee, officer or consultant), and the Holding Company and the Company desire to, promptly after the consummation of the Proposed Transaction, employ Employee, who desires to be employed by the Holding Company and the Company, upon the terms and conditions hereinafter set forth; and

      WHEREAS, it is a condition to the (consummation of the Proposed Transaction that Employee enter into this Agreement;

      NOW, THEREFORE, in consideration of, and as a material inducement to, the consummation of the Proposed Transaction, the Holding Company, the Company and Employee intending to be legally bound, hereby agree as follows:

      1. EMPLOYMENT; POSITION. Employee shall be employed by the Holding Company and the Company, as Chairman of the Board (the "Position").

      2. TERM. The term of this Agreement shall be for a period of __ years (the "Term"), unless earlier terminated in accordance with the terms of this Agreement.

      3. DUTIES. Employee shall have such duties, functions, responsibilities, and authority customarily pertaining to the Position, subject however, to the bylaws and the directives of the Board of Directors of the Holding Company and the Company; provided, that in no event shall Employee be required to relocate outside of the Houston metropolitan area. During the Term, Employee shall devote the time, skill, and attention necessary to fulfill his duties hereunder to the business and affairs of the Holding Company and the Company, and in furtherance of the business and affairs of the Holding Company, the Company and their respective subsidiaries, if any, (collectively the "RELATED PARTIES").
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      4. COMPENSATION AND RELATED MATTERS.

            (a) BASE SALARY. During the Term, Employee shall be paid a base salary at the rate of $120,000 per annum. This base salary may be reviewed periodically and increases in such base salary may be granted at the sole discretion of the Board of Directors of the Holding Company or the Company.

            (b) BENEFITS. Employee shall be eligible to participate in such insurance, medical and other employee benefit plans of the Holding Company or the Company that may be in effect, from time to time, to the extent such plans are generally available to other executive officers of the Holding Company or the Company.

            (c) PROFESSIONAL ORGANIZATION DUES. During the Term, the Holding Company or the Company shall pay the initiation fees and periodic dues for membership in any professional organizations in which Employee is currently a member, or which are otherwise approved by the Board of Directors of the Holding Company or the Company, and the Holding Company or the Company shall pay all charges and expenses, including reasonable travel expenses, incurred by Employee in connection with membership in such organizations.

            (d) VACATIONS. Employee shall be entitled to take such vacations as he may desire, with pay, provided that such vacations do not interfere with the performance of his duties and services hereunder.

            (e) EXPENSES. Employee will be reimbursed for reasonable expenses incurred in the performance of his duties and services hereunder and in furtherance of the business of the Related Parties upon presentation by Employee of an itemized account, accompanied by appropriate receipts satisfactory to the Holding Company or the Company, as the case may be, in substantiation of such expenses.

      5. TERMINATION OF EMPLOYMENT.

            (a) Employee's employment hereunder:

                  (i) shall automatically terminate upon the occurrence of any of the following: (A) the mental or physical incapacity or inability of Employee to perform his duties for a consecutive period of one hundred twenty (120) days or a non-consecutive period of one hundred eighty (180) days during any twelve month period; (B) the death of Employee; or (C) the voluntary resignation or retirement of Employee; and

                  (ii) may be terminated by the Holding Company or the Company, at any time, for "CAUSE", which shall mean by reason of any of the following: (A) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of the Related Parties or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (B) malfeasance in the conduct of Employee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of funds of any of the Relate Parties, (2) embezzlement, or (3)
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            fraudulent or willful and material misrepresentations or
            concealments on any written reports submitted to the Related Parties; (C) Employee's material breach of the provisions of this Agreement or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Holding Company or the Company, PROVIDED, HOWEVER, that Employee shall have been informed, in writing, of such material breach or failure and given a period of sixty (60) days to remedy same.

            (b) Upon any termination of Employee's employment pursuant to this
Section 5, all obligations (of the Holding Company and the Company under this Agreement shall terminate; PROVIDED, HOWEVER, that if Employee's employment hereunder is involuntarily terminated without "cause", as defined above, or if Employee's employment is terminated (whether voluntarily or involuntarily) following any "Change in Control" (as defined below), then the Company shall continue to pay to Employee his then-current monthly salary and to provide his then-current benefits ("SEVERANCE Payments") during the lesser of (i) the 24 month period following the date of termination of Employee's employment, or (ii) the remainder of the Term (the "SEVERANCE PERIOD"); provided that, the Company's obligation to make Severance Payments shall automatically terminate upon any breach by Employee of the provisions in Sections 8, 9 and 10.

      For purposes hereof, a "Change in Control" is any change in the ownership of the capital stock of the Holding Company (whether resulting from a merger, consolidation, sale of capital stock or otherwise) which causes, by reason other than the completion of a public offering of the Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission, the owners of the capital stock of the Holding Company as of the date of this Agreement to no longer have the right to elect a majority of members of the Board of Directors of the Holding Company.


      6. BUSINESS OPPORTUNITIES AND INTELLECTUAL PROPERTY.

            (a) Employee hereby assigns and agrees to assign to the Related Parties, their successors, assigns, or designees, all of the Employee's right, title, and interest in and to all Business Opportunities and Intellectual Property (both as defined below) and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Related Parties. Employee has and shall continue to promptly disclose to the Company all Business Opportunities and Intellectual Property.

            (b) For purposes hereof "Business Opportunities" shall mean all business ideas, prospects, proposals or other opportunities pertaining to: (i) any business in which the Acquired Companies were regularly engaged or the Related Parties are to be regularly engaged (referred to herein as the "Current Business") and (ii) any other aspect of the oil and gas service business, that were developed by Employee during that period that Employee provided services to the Acquired Companies or that are developed by Employee during the period that Employee provides services to any of the Related Parties (whether as an employee, officer or consultant) (such periods are referred to herein as the "Opportunity Term") or originated by any third party and brought to the attention of Employee during the Opportunity Term, together with

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information relating thereto. It is acknowledged that the "Current Business"
includes, without limitation, the following: (A) the design, manufacture, sales and rental of right-of-way pipeline construction and rehabilitation equipment and services provided in connection therewith, (B) the design, manufacture, sale and commissioning of pipe handling, cleaning and coating equipment, (C) the design, manufacture, sale and rental of automatic (mechanized) pipeline welding systems and ancillary sales and services provided in connection therewith, and
(D) pipeline field joint coating services and related equipment rentals and sales, the manufacture and sale of pipeline induction heating systems, and pipeline coating rehabilitation services.

            (c) For purposes hereof "Intellectual Property" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, that do not fall within the definition of Business Opportunities, that Employee discovered, conceived, invented, created, or developed, alone or with others during the course of his service as an officer, employee or consultant for the Acquired Companies or that Employee discovers, conceives, invents, creates, or develops, alone or with others, during the Term, if such discovery, conception, invention, creation, or development (A) occurred or occurs in the course of Employee's performance of services (whether as a director, officer, employee or consultant) for the Acquired Companies or for the Related Parties, or (B) occurred or occurs with the use of any of the Acquired Companies' or the Related Parties' time, materials, or facilities, or (C) relates or pertains in any way to the Related Parties' purposes, activities, or affairs.

      7. NON-COMPETE OBLIGATIONS DURING TERM. Employee agrees that during the
Term:

                  (i) Employee will not, other than through the Related Parties, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than three percent (3%) shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business, or activity that is the same as or similar to the Current Business or to any other business or activity in which the Related Parties become engaged during the Term; and

                  (ii) all investments made by Employee (whether in his own name or in the name of any family members or made by Employee's controlled affiliates) that relate to the businesses conducted by the Related Parties shall be made solely through the Related Parties; and Employee will not (directly or indirectly through any family members), and will not permit any of his controlled affiliates to invest or otherwise participate alongside the Related Parties in any Business Opportunities, or invest or otherwise participate in any business or activity relating to a Business Opportunity;

provided that, if the Company expands its business activities after the date hereof, then this Section 7 shall not apply to any personal investments owned by Employee, his family members and his controlled affiliates in business activities outside of the Current Business if (i) the

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Related Parties were not engaged in such business or activity at the time of such investment, (ii) Employee does not expend any significant time in connection with the monitoring, maintaining or administering such investment in conflict with Employee's duties under Section 3 of this Agreement, and (iii) to the extent that such business or activity relates to the oil and gas service business (A) Employee fully informs the Company of the terms of such investment and provides all available information requested by the CompanY, (B) the opportunity to make such investment is first offered to, and subsequently declined by, the Company, and (C) Employee, his family members and his controlled affiliates agree not to increase their respective ownership interests in investment after the Company becomes engaged in such business activity and grant to the Company a right of first refusal upon any disposition of such investment.

      8. CONFIDENTIALITY OBLIGATIONS.

            (a) Employee hereby acknowledges that all trade secrets and confidential or proprietary information of the Acquired Companies and the Related Parties (collectively referred to herein as ("Confidential Information") constitute valuable, special and unique assets of the Related Parties' business, and that access to and knowledge of such Confidential Information is essential to the performance of Employee's duties. Employee agrees that during the Term and during the two (2) year period following the date of termination of Employee's employment or engagement, as applicable (the "Termination Date"), Employee will hold the Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Related Parties and their respective officers, directors and employees, any Confidential Information or use any Confidential Information for Employee's own personal benefit or for the benefit of anyone other than the Related Parties.

            (b) For purposes of this Section 8, it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Acquired Companies or the Related Parties relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Acquired Companies or the Related Parties whether oral or in written form in a Related Parties' Business Records (as defined in Section 10 below), but shall exclude any information that
(A) has become part of common knowledge or understanding in the oil and gas pipeline construction industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), or (B) was rightfully in the possession of Employee, as shown by Employee's records, prior to the date of this Agreement; provided, however, that Employee shall provide to the Company copies of all information described in clause (B); further provided, however, that this Section 8 shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of judge or administrative law judge after Employee requests that such Confidential Information be preserved. Holding Company and Company agree to provide Confidential Information to Employee regarding the Acquired Companies and the Related Parties in exchange for Employee's agreement to keep such Confidential Information, and any Confidential Information to which Employee has already become privy, in strict confidence as provided in this Agreement.

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      9. OBLIGATIONS AFTER TERMINATION DATE.

            (a) The purpose of the provisions of Section 7 and this Section 9 are to protect the Acquired Companies and the Related Parties from unfair loss of goodwill and business advantage and to shield Employee from pressure to use or disclose Confidential Information or to trade on the goodwill belonging to the Acquired companies or the Related Parties. Accordingly, during the "Post-Termination Non-Compete Term" s defined below), Employee will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity that is the same as or similar to the Current Business or to any other business or activity in which the Related Parties are engaged as of he Termination Date or during the six (6) month period following such Termination Date in any geographic area (i) in which the offices and properties of the Related Parties are located, (ii) in which the customers of the Related Parties are located (which includes the geographic areas in which customers are engaged in construction projects which involve the use of products or services like those provided by the Related Parties) if the Related Parties are, or if within the preceding two years the Related Parties or the Acquired Companies have been actively engaged in the design, manufacture, sales or rental of equipment, or the provision of services to such customers, and (iii) in which prospective customers are located, if the Related Parties are in the process of preparing bids or other preliminary work required as a pre-requisite to the design, manufacture, sales or rental of equipment, or the provision of services to such prospective customers.

            (b) For purposes hereof, the "Post Termination Non-Compete Term" is:

                        (i) with respect to any Employee (A) who voluntarily
            resigns or otherwise terminates his position as an officer or employee of the Related Parties, or (B) whose employment or engagement by the Related Parties is terminated for "cause", the 18 month period following the Termination Date; or

                        (ii) with respect to any Employee whose services as an
            officer, employee or consultant are terminated by a Related Party other than for cause, the period during which Employee is entitled to receive Severance Payments absent a breach of Section 8, 9 or 10.

            (c) Employee acknowledges that if the Company is obligated to make payments during the Severance Period to Employee under this Agreement, then such payments are intended to, and will, constitute adequate consideration for Employee's agreements set forth in this Section 9.

            (d) Employee will not during Post Termination Non-Compete Term, solicit, entice, persuade or induce, directly or indirectly, any individual (or person who within the preceding ninety (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his or her employment by, or contractual relationship with, such person, (ii) refrain

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from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for such person, (iv) become employed by or to enter into contractual relations with any Persons other than such person, or (v) enter into a relationship with a competitor of any of the Related Parties.

      10. BUSINESS RECORDS.

            (a) Employee agrees to promptly deliver to the Company, upon termination of his employment by the Related Parties, or at any other time when the Company so requests, all documents relating to the business of the Related Parties, including, without limitation: contract files, notes, records drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties, (collectively, the "Related Parties' Business Records"), and all copies thereof and therefrom.

            (b) Employee confirms that all of the Related Parties' Business Records (and all copies thereof and therefrom) that are required to be delivered to the Company pursuant to this Section 10 constitute the exclusive property of the Related Parties.

            (c) The obligation of confidentiality set forth in Section 8 shall continue notwithstanding Employee's delivery of any such documents to the Company.

            (d) Notwithstanding the foregoing provisions of this Section 10 or any other provision of this Agreement, Employee shall be entitled to retain any written materials that, as shown by Employee's records, were in Employee's possession on or prior to the date hereof, subject to the Company's right to receive a copy of all such materials.

            (e) The provisions of this Section 10 shall continue in effect notwithstanding termination of Employee's employment for any reason.

      11. MISCELLANEOUS.


            (a) The invalidity or non-enforceability of any provision of this Agreement in any respect shall not affect the validity or enforceability of this Agreement in any other respect or of any other provision of this Agreement. In the event that any provision of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

            (b) Employee acknowledges that the remedy at law of any of the Related Parties for any breach of the provisions of this Agreement is and will be insufficient and

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inadequate and that the Related Parties shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies they may have at law.

            (c) The representations and covenants contained in this Agreement on the part of Employee will be construed as ancillary to and independent of any other agreement between the Holding Company or the Company and Employee, and the existence of any claim or cause of action of Employed against the Company or any of the other Related Parties or any officer, director, or shareholder of the Company or any of the other Related Parties, whether predicated on Employee's employment or otherwise, shall not constitute a defense to the enforcement by the Holding Company or the Company of the covenants of Employee contained in this Agreement. In addition, the provisions of this Agreement shall continue to be binding upon Employee in accordance with their terms, Notwithstanding the termination of Employee's employment for any reason.

            (d) The parties to this Agreement agree that the limitations contained in Sections 7 and 9 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall Determine that the time or scope of activity of any restriction contained in Section 7 or 9 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

            (e) Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered mail, return receipt requested, at the addresses set forth on the signature page hereof. Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

            (f) This Agreement contains the entire understanding of the parties with respect to the employment of Employee and supersedes all prior arrangements or understandings with respect thereto and all oral or written employment agreements or arrangements between any of the Related Parties and Employee.

            (g) This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

            (h) The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and that the courts of the County of Harris in the State of Texas shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding, dispute or other proceeding as between the parties that may be brought or arise out of, in connection with, or by reason of this Agreement.

            (i) This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.


                              CRC HOLDINGS CORP.


                              By:_______________________________________
                                     Name:______________________________
                                     Title:_____________________________

                              CEPI HOLDINGS, INC.

                              By:_______________________________________
                                     Name:______________________________
                                     Title:_____________________________


                              EMPLOYEE

                              __________________________________________
                              D. Dale Wood

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